UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

                                                           Delaware                                            1-33146                                        20-4536774
                                              (State or other jurisdiction                      (Commission File Number)                    (IRS Employer
                                                      of incorporation)                                                                                        Identification No.)

                                                                    601 Jefferson Street
                                                                           Suite 3400

                                                                       Houston, Texas                                                      77002
                                                     (Address of principal executive offices)                                     (Zip Code)

                                                                                Registrant’s telephone number, including area code: (713) 753-3011

______________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into A Material Definitive Agreement

Item 1.02. Termination of A Material Definitive Agreement

On November 3, 2009, KBR , Inc. entered into a new syndicated, unsecured $1.075 billion three-year revolving credit agreement (the “Credit Agreement”), replacing the existing Five Year Revolving Credit Agreement dated as of December 16, 2005 among KBR Holdings LLC and the lenders party thereto (the “Prior Credit Agreement”), which was terminated at the same time as the closing of the Credit Agreement. The Credit Agreement will be used for working capital and up to $830 million of letters of credit for general corporate purposes. Amounts drawn under the Credit Agreement will bear interest at variable rates based either on (i) the London interbank offered rate plus 3%, or (ii) a base rate plus 2%, with the base rate being equal to the highest of (x) reference bank’s publicly announced base rate, (y) the Federal Funds Rate plus, 0.5%, or (z) the London interbank offered rate plus 1%. The Credit Agreement provides for fees on the undrawn amounts of letters of credit issued under the Credit Facility of 1.5% for performance and commercial letters of credit and 3% for all others. KBR will pay a commitment fee on any unused portions of the Credit Agreement of 0.625%. In addition to covenants similar to those of the Prior Credit Agreement, the Credit Agreement includes financial covenants requiring maintenance of a ratio of consolidated debt to consolidated EBITDA of 3.5 to 1 and a minimum consolidated net worth of $2 billion plus 50% of consolidated net income for each quarter ending after September 30, 2009 and 100% of any increase in shareholders equity attributable to the sale of equity securities.

A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Credit Agreement in this Current Report on Form 8-K is qualified in its entirety by the terms of the Credit Agreement.

ITEM 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

10.1     Three Year Revolving Credit Agreement dated as of November 3, 2009 among KBR, Inc., the Lenders party thereto, BBVA Compass, as Syndication Agent, The Royal Bank of Scotland PLC, Bank of America, N.A. and Regions Bank, as Co-Documentation Agents, Citigroup Global Markets Inc. and RBS Securities Inc., as Co-Lead Arrangers, and Citibank, N.A., as Administrative Agent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2009	KBR, INC. By: Name: Jeffrey B. King Title: Vice President, Public Law